CODE OF ETHICS
October 5, 2015

Principal Global Investors, LLC (“PGI”), Principal Real Estate Investors, LLC (“PrinREI”), Principal Financial Advisors, Inc. (“PFA”) and Principal Enterprise Capital, LLC (“PEC”) (collectively, the “Advisers”) have adopted this Code of Ethics (the “Code”). The principal objectives of the Code are to provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940; and to prevent conflicts of interests or the appearance of such conflicts when officers, directors, supervised persons, employees and other persons of the Advisers own or engage in transactions involving securities.

Employees of the Advisers are also subject to the Principal Financial Group® Corporate Code of Business Conduct and Ethics which can be found on the Principal Global Investors Compliance Portal of the Inside The Principal® intranet site. Employees are reminded that they are also subject to other policies including policies on insider trading, the handling of all internally distributed proprietary and confidential information, and information barriers, among others.

Responsibility for this Code is vested in the Global Chief Compliance Officer of the Adviser. However, the responsibility for implementing this Code on a day-to-day basis falls on all employees and especially staff that are in supervisory and management roles.

Employees with questions are strongly urged to consult with the Compliance Department prior to taking the action in question. Please see the last page of the policy for the primary Compliance Department contacts for questions regarding the Code.

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	F.	Specific Rules Applicable to Portfolio Managers and
		Investment Personnel	13
		1. Seven-Day Blackout Periods	13
		2. Portfolio Manager Purchasing an Investment for a
		Client Account that is a Personal Holding	14
	G.	Special Rules Applicable to Directors of the Advisers	14
	H.	Real Estate Investments	14
	I.	Loan Activity	14

V.	Outside Business Activities		15

VI.	Political Contributions		15
	A.	Pre-clearance Approval and Certification Requirements	16
		1. Pre-clearance	16
		a. How to Pre-clear	16
		b. Review of Pre-clearance	17
		2. Certification Acknowledgement	17
	B.	Political Action Committee (PAC)	17

VII.	Business Gifts and Entertainment		17
	A.	Supplement Policy Concerning Business Gifts
		and Entertainment	17
		1. Definitions	17
		2. Receipt of Gifts or Entertainment by
		Fund Advisory Personnel	18
		3. Receipt of Gifts or Entertainment by Non-Fund
		Advisory Personnel	18
	B.	Compliance with the Policy	18
	C.	Reporting and Pre-Approval Procedures	19
	D.	Exceptions	19

VIII.	Bribery and Corruption Policy		20

IX.	Reporting Requirements		20
	A.	Initial and Annual Certification of Compliance	20
	B.	Initial Holdings and Broker Account Reporting	20
	C.	Quarterly Transaction Reporting	21
	D.	Annual Holdings and Broker Account Reporting	21

X.	Administration and Sanctions		21

Compliance Contacts			22

Appendix A		Outside Business Activities and Services as a
		Director or Board Member Policy	23

Appendix B		Political Contribution Policy	26

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I.	DEFINITIONS
	A.	Access Person: means any officer, director, employee or other person of the Advisers (including any of the Advisers’ supervised persons) who has access to nonpublic information regarding any clients’ purchase or sale of securities; has access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or has access to such recommendations that are nonpublic. Positions held by consultants, contractors, temporary employees, interns, co-op students and PFG HR and Legal staff supporting the Advisers are deemed an Access Person unless otherwise evaluated by the Compliance Department not to have access or potential access to nonpublic information, as described above. All Employees of the Adviser s ar e deemed to be “Access P er sons” under this Code .
	B.	Advisers: means Principal Global Investors, LLC (“PGI”), Principal Real Estate Investors, LLC (“PrinREI”), and Principal Enterprise Capital, LLC (“PEC”).
	C.	Beneficial Ownership: shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 when determining whether a person is a beneficial owner of a security.

For example, the term “Beneficial Ownership” shall encompass: securities in the person’s own account(s); securities owned by members of the person’s immediate family sharing the same household; a person’s proportionate interest in the portfolio of securities held by a partnership, trust, corporation or other arrangements; and securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not). See Covered Accounts.

D.	Covered Accounts: shall include any account that an Access Person has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an Access Person is regarded as having a beneficial ownership of securities held in an account in the name of:

(1) the individual;

(2) a spouse, minor child, immediate family member or dependent of the Access Person sharing the same household; (3) a relative sharing the same household; or (4) another person: (i) if the Access Person obtains benefits substantially equivalent to ownership of the securities; or

(ii)	can have investment discretion or otherwise exercise control.
E.	Covered Associate: shall include executive officers and employees who solicit government entities for the Advisers, along with those who directly or indirectly supervise such employees.
F.	Covered Securities: shall include all securities, any option to purchase or sell, and any securities convertible into or exchangeable for such securities. For example, covered securities include but are not limited to individual securities, closed-end mutual funds, exchange traded funds and unit investment trusts. Certain securities are exempted from this definition, please see Exempted Securities section.
G.	Employee: shall be deemed an Access Person.

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H.	Federal Securities Laws: means the Securities Act of 1933, as amended, the
Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, (and all rules adopted under those Acts) the Sarbanes- Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Bank Secrecy Act, and all rules adopted under any of these statutes by the Securities and Exchange Commission or the Department of the Treasury.
I.	Investment Club: means a group of individuals who combine their funds for the purpose of making investments and advancing their investment education.
J.	Investment Personnel: means the Advisers’ Portfolio Managers, Traders, Charles River Trade Support staff, Compliance Department staff, any individual with authorization to send/direct a trade; or any individual at the discretion of the Chief Compliance Officer.
K.	Loans: are defined as either secured or unsecured arrangements (documented or undocumented) where an individual or entity finances a sum of money that must be repaid (with or without interest) at some point in the future. For purposed of the Code, loans to family members are excluded from this definition.
L.	Portfolio Managers: means individuals entrusted with the direct responsibility and authority to make investment decisions for or affecting the accounts of the Advisers’ clients.
M.	Private Investments: Generally, private investments involve the sale of securities to a relatively small number of qualified investors in a private transaction, rather than through an exchange or over the counter market. Private investments may not have to be registered with the Securities and Exchange Commission and in many cases detailed financial information is not disclosed. Examples include, but are not limited to hedge funds, limited partnerships, and private equity transactions.
N.	Reportable Fund: means (i) any fund for which the Advisers serves as an investment adviser as defined by the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Advisers, is controlled by the Advisers, or is in common control with the Advisers.
O.	Reportable Security: shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act, except for securities explicitly exempted by the Code, please see Exempted Securities section.
P.	Master Security List: includes the names of all securities that the Advisers (1) is currently buying or
selling,	and (2) all securities currently held in client accounts.
Q.	Security: shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act
including,	but not limited to fixed income securities, equity securities, securities based on indices, I-
Shares,	exchange traded funds (ETF), UIT, options and limited or private placement offerings of
securities,	and other derivative instruments. Derivative instruments would include commodity, credit,
currency,	equity, interest rate and volatility.
R.	Supervised Person: is any officer, director (or other person occupying a similar status or performing
similar	functions), or employee of the Advisers, or other person who provides investment advice on
behalf	of the Advisers and is subject to the supervision and control of the Advisers.

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II.	GENERAL PRINCIPLES
	A.	Statement of Purpose and General Principles
	The	Advisers have adopted this Code of Ethics (the “Code”). The principal purposes of this Code are to:

Provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940; and

Prevent conflicts of interests or the appearance of such conflicts when officers, directors, supervised persons, employees and other persons of the Advisers own or engage in transactions involving securities.

Employees of the Advisers are also subject to the Principal Financial Group (PFG) Corporate Code of Business Conduct & Ethics and other PFG policies which can be found on the Principal Global Investors Compliance Portal of the Inside The Principal® intranet site.

B. Standards of Business Conduct

The following standards of business conduct shall govern personal investment activities and interpretation and administration of this Code:

  The interests of advisory clients must be placed first at all times;
  Access persons must act honestly and fairly and with due skill, care and diligence in the best interest of our clients and the integrity of the market;
  Access persons have an obligation to observe just and equitable principals of trading;
  All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;
  Access persons should not take advantage of their positions; and
  Access persons must comply with applicable federal securities laws.

The Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield supervised and/or advisory personnel from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

C. Promptly Reporting Violations or Possible Violations of the Code

The Investment Advisers Act requires all Employees of an investment adviser “to report any violations of your code of ethics promptly to your chief compliance officer or other persons designated.” Accordingly if you commit a violation or become aware of a violation you must promptly report this to the Advisers’ Global Chief Compliance Officer (or their designees) listed at the end of the Code. The Compliance Department shall promptly review any violations.

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In addition, staff can also utilize the PFG “Whistle Blower” process found at: http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm. Any information passed through the Whistleblower process will remain confidential.

In addition, the Ethics Hotline can be used at 1-866-858-4433. The Ethics Hotline is staffed 24 hours a day, seven days a week.

D. Statutory Grounds for Disqualification from Employment

The Advisers mandate that no officer, director or employee of the Advisers may become or continue to remain an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee within the past thirteen years or during the course of employment:

  has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court of competent jurisdiction involving the purchase or sale of any security, the taking of false oath, the making of a false report, bribery, perjury, burglary, or conspiracy to commit such offense, or has been convicted of any crime that is punishable by imprisonment for 1 year or more years that is not described above;
  has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court involving the purchase or sale of any security; or arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities dealer, transfer agent or entity or person require to register under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or
  is or becomes permanently or temporarily enjoined by any court from (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Global Chief Compliance Officer of the Advisers (or their designee).

III.	COVERED ACCOUNT REPORTING
	A.	Accounts
	Any	account that an Access Person has, or acquires any direct or indirect beneficial ownership in a
	Security	held or has the capability to trade Securities is reportable.

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Generally, an Access Person is regarded as having a beneficial ownership of Securities held in an account in the name of:

(1)	the individual;
(2)	a spouse, minor child, immediate family member or dependent of the Access Person sharing the same household;
(3)	a relative sharing the same household; or
(4)	another person:
(i) if the Access Person obtains benefits substantially equivalent to ownership of the securities; or

(ii) can have investment discretion or otherwise exercise control.

The following information will need to be provided: the name of the broker, dealer, bank or firm where the Covered Account is held, the identifying number and name on the Covered Account, and the date it was established.

Entry of an account within SunGard PTA will serve as consent to obtain the records of your Covered Account for monitoring as required by Rule 204A-1 under the Investment Advisers Act of 1940. Upon notification of the account within SunGard PTA, the Compliance Department will send a 407 Letter Request directing the broker, dealer, bank or firm with which an Access Person has a Covered Account to furnish the Advisers’ Compliance Department on a timely basis, duplicate copies of periodic statements and trade confirmations of all personal Securities transactions either electronically or paper copy.

B. New Accounts

All Access Persons must, within 2-business days of receiving a new account number from their broker, report the new Covered Account within the SunGard PTA system.

C. Discretionary – Managed Accounts

Access Persons must report all Covered Accounts over which the Access Person has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Discretionary managed accounts must be reported in SunGard PTA system as a Covered Account. The Access Person must provide the Compliance Department with acceptable evidence that the investment adviser or other financial institution/individual acts as discretionary adviser at the time the account is reported. The Access Person will be required to submit holding reports as directed by the Code. This requirement may be satisfied by providing a copy of an annual statement in lieu of reporting through the SunGard PTA system.

Discretionary managed accounts are exempt from the pre-clearance requirements, 30-day holding period, quarterly transaction reports and initial public offerings prohibition provisions of the Code.

IV.	PERSONAL SECURITIES TRANSACTIONS RULES A. Pre-Clearance of Securities Transactions

All Access Persons must receive pre-clearance approval for all Reportable Security transactions from the Advisers’ Compliance Department prior to executing or entering into any transaction. Pre-clearance approval is valid for 2-business days (counted as the current day and the next business day).

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If the trade is not executed or completed within 2-business days, a new pre-clearance will need to be resubmitted on the third day for approval. This applies to all market and limit orders, good-til-cancel orders, and stop loss orders. A denied preclearance may not be executed.

Pre-clearance is not required for Exempted Securities or Exempted Transactions. Please refer to those sections of the Code for detailed information.

1. Personal Trading Monitoring System

SunGard Personal Trading Assistant (SunGard PTA) is an intuitive browser-based application available on The Principal’s intranet that automates compliance with personal securities trading regulations and the Advisers’ Code. The functionality spans various areas of personal securities trading, which includes pre-trade authorization/post-trade reconciliation/ensuring comprehensive documented compliance with personal securities requirements.

SunGard PTA accessibility is available on The Principal’s intranet only thru the following The Principal secured options:

  Company desktop via The Principal network
  Company laptop via VPN
  Notebook via VPN
  Any PC via Citrix
  æ A RAMS request is needed to add this AD Group “WTS PGI SunPTA”
2.	How to Pre-clear a Trade
	a.	On-line Pre-clearance: A pre-clearance must be filed online within SunGard PTA prior to executing a trade. Approval/denial will be provided from the system immediately.
Approval is valid for 2-business days. Approved trades must be executed within 2-business days, including the submitted date.
Denied trades must not be executed
	b.	Alternative Methods of Pre-clearance: Should an Access Person not have access to SunGard PTA available on The Principal intranet site via VPN or Citrix, they may call or to obtain trade pre-clearance by:
The Compliance Department.
A Proxy, which is a person who has been permitted to act on behalf of another person. An Advisers’ Access Person can be made a proxy for another Access Person. The Compliance Department can setup the proxy relationship upon request.
Access Persons must not execute the trade until they have received a confirmation from the Compliance Department that the pre-clearance request was approved. When seeking to pre-clear through alternative methods, Access Persons are required to provide the following information:
Broker account number
Name of security
Security ticker symbol or cusip
Quantity
Buy/sell

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3. Standard of Review for Pre-Clearance of Trades

The Compliance Department has the authority and discretion to determine whether to grant or deny pre-clearance of a trade. Access Persons may be limited in the number of shares or principal amount of any Security listed on the Master Security List. They also may not be allowed to purchase or sell a Security at all.

B. Restricted and Prohibited Transactions

The following restrictions and limitations (unless otherwise exempted) govern personal Securities transactions for all Access Persons:

1.	No Access Person may execute a Security transaction of a Reportable Security without pre- clearance approval.
2.	No Access Person may acquire any Security in an initial public offering (“IPO”).
3.	No Access Person may sell short any Security.
4.	No Access Person may participate in Investment Clubs.
5.	Reportable Securities that are purchased must be held for 30-calendar days prior to sale for a profit.
30-calendar day holding period does not apply to sales at a loss. Any sales at a loss are not able to re-establish (buy back) that position in the next 30-calendar days.
If sold at a profit before the 30-calendar day holding period, the transaction will be cited as a violation to the Code and any profits realized on the sale of the Reportable Security may be disgorged to a charitable organization designated by the Advisers.
6.	Reportable Securities sold may not be purchased back at a lower price until at least 30-calendar days from the sale trade date.
7.	No derivative such as stock options, futures on indexes and options and futures on commodity, credit, currency, equity, interest rate and volatility may be purchased or written if the expiration date is less than 30-calendar days from the date of purchase (this does not apply to stock options that are part of a hedged position where the underlying stock is held).
No derivative position may be closed less than 30-calendar days from the date it is established.
8.	No Access Person may engage in financial spread betting and contracts of difference. These types of derivative contracts involve taking or placing a bet on the price movement of a security, index, currency, commodity or other financial product.
9.	An Access Person may not be allowed to purchase or sell a Security at all, at the discretion and guidance of the Global Chief Compliance Officer of the Advisers.

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10. No Access Person may engage in the business of loaning money to individuals or entities as an investment or business transaction. (This does not apply to personal loans to family.)

C.	Exempt Securities and Transactions
	1.	Exempted Securities
	The	Securities listed below are exempt from the pre-clearance requirement, the initial, quarterly
	and	annual reporting requirements and holding periods.
a.	Direct Obligations of the Government of the United States
b.	Banker’s acceptances
c.	Bank certificates of deposit
(Note: Brokered CDs offered by a financial intermediary are not exempt and are Reportable Securities that require pre-clearance.)
d.	Commercial paper
e.	High quality short-term debt instrument, including repurchase agreements
f.	Money market funds
g.	Open-end mutual funds with outside mutual funds that are not advised or sub-advised by the Advisers or an affiliate of the Advisers.
(Note: Exchanged Traded Funds (ETF) and I-Shares and Closed-end Mutual Funds are not exempt and are Reportable Securities that require pre-clearance. See Covered Security definition.) (Exemption is applicable to funds used in 529 Plans which may be registered as municipal securities but only offer open-end mutual funds or securities designed to mirror the structure of open-end mutual funds as underlying investment options. Self-managed 529 Plans available in some states may be reportable depending on the investment product options.)
h.	Shares issued by unit investment trusts (“UIT”) that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Advisers or an affiliate of the Advisers.
(Note: Unit investment trusts (“UIT”) that are not invested exclusively in one or more open-ended mutual funds are not exempt and are Reportable Securities that require pre- clearance. See Section I.E. Covered Security.)

2. Exempted Transactions

The transactions listed below are exempt from the pre-clearance requirement only. All other initial, quarterly, annual reporting and holding period provisions of the Code apply.

a.	De minimis transactions of 50 or less shares and/or $500 of any Reportable Security in aggregate within a 30-calendar day period.
b.	Transactions in Reportable Funds, which are open-end mutual funds advised or sub- advised by the Advisers or an affiliate of the Advisers.*
c.	Transactions in Proprietary funds (including Principal mutual funds underlying principal variable life and variable annuity contracts).*
d.	Securities acquired through an employer-sponsored automatic payroll deduction plan. However, any sale transaction must be pre-cleared and reported.

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e.	Reinvestment of dividends under a dividend reinvestment plan or in an automatic investment plan for the purchase of securities already owned and pre-cleared.
However, any sale transaction must be pre-cleared and reported. Transactions effected by an issuer pro rata of a class of Securities already owned; such as stock splits, stock dividends or the exercise of rights, warrants or tender offers.
f.	Transactions which are non-volitional on the part of the Access Person. Transactions in an account over which the Access Person has no direct or indirect influence or control (e.g. assignment of management discretion in writing to another party.)

*These reportable open-ended mutual funds are not subject to the 30-calendar day holding period restriction given the monitoring done by the fund company.

D. Private Investments

Private investments of any kind may only be acquired or sold with prior approval of the Access Person’s supervisor and the Chief Compliance Officer (or their designee). An Access Person wishing to request pre-approval of private investments must complete an electronic Private Investments Approval Request Form within the SunGard PTA system.

E.	Purchase and Sale of PFG Stock and Proprietary Funds
	1.	PFG Stock
	The	restrictions imposed by Principal Financial Group and other designated persons in
	connection	with transactions in PFG stock are in addition to this Code and must be observed to
	the	extent applicable. Employees are responsible for understanding whether they are subject to
	the	Corporate Policy and Rules on trading in PFG stock. Please refer to the following links:
	Corporate	policy on the trading of PFG
	stock.	http://inside.principal.com/gfr/brc/busprac/insidertradingstatement.shtm
	Please	note, pursuant to the PFG corporate insider trading policy, the following activities with
	respect	to Company securities are prohibited by all Employees of the member Companies of the
	PFG	and family members sharing their households:
	•	Purchasing Company securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.
	•	Short sales (selling stock that is borrowed in anticipation of a drop in price).
	•	Trading in put or call options.
	Corporate	HR Benefit Plans:
	The	following PFG Plans are considered Covered Accounts and will be monitored by the
	Compliance	Department. There is no action required by Access Persons to create these accounts
	within	SunGard PTA, The Compliance Department will receive information directly from HR
	Benefits	for monitoring.

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Below accounts are exempt from reporting and pre-clearance requirements within SunGard PTA:

  PFG Employee Stock Purchase Plan (ESPP)
  æ Newly distributed PFG shares are subject to the 30-calendar day holding period.
  PFG Excess Plan
  PFG 401(k) Plan

The following are not considered Covered Accounts and thus are not subject to reporting, pre-clearance or holding periods

  Restricted Stock Units (RSU)
  Stock Options Awards
  Stock Options – Broadbased Options
  Performance Share Awards

Please note, once vested/exercised and if you elect to receive PFG stock, it is held within a MSSB retail account which is restricted to only trading PFG stock, this account and holding is exempt from reporting in SunGard PTA.

2. Principal Proprietary Funds

Principal Proprietary Funds include Principal Mutual Funds and underlying investment sub-accounts within Principal Variable Life and Variable Annuity contracts and are required to be reported. Please contact the Compliance Department for assistance in finding and entering these Reportable Funds within the SunGard PTA system.

Holdings in Principal Proprietary Funds are subject to the initial and annual reporting requirements, and are exempt from pre-clearance and the 30-calendar day holding period given the monitoring done by the fund company.

F. Specific Rules Applicable to Portfolio Managers and Investment Personnel

REMINDER: Investment Personnel is defined as the Advisers’ Portfolio Managers, Traders, Charles River Trade Support staff, identified Compliance Department staff and individuals with authorization to send/direct a trade; or any individual at the discretion of the Chief Compliance Officer.

1. Seven-Day Blackout Periods

No portfolio manager or investment personnel may purchase or sell a Security or its underlying securities for a personal account in which they have beneficial ownership within 7-calendar days before and after a client account that they manage, advise or execute trades, have authorization to send/direct trades or access of trades, trades in that Security.

The blackout period is a total of 15-calendar days, which includes the full 7-calendar days before, after, and including the trade date.

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2.	Portfolio Manager Purchasing an Investment for a Client Account that is a Personal Holding
A	portfolio manager authorized to trade on a client account who is purchasing or selling a

Security for a client account that is also a personal Security holding, shall disclose such holding to their supervisor upon initial acquisition.

A portfolio manager’s personal Security holdings shall have no affect on client account decisions or ability to trade.

G. Special Rules Applicable to Directors of the Advisers

Any Director of an affiliated adviser is considered an Access Person of that adviser and subject to their Code of Ethics as a matter of presumption.

Any Director of the Advisers who also serves as a Director of an affiliated adviser shall be examined with regard to the affiliated adviser for their access to the affiliated advisers’ nonpublic information regarding any clients’ purchase or sale of securities; access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or access to such recommendations that are nonpublic as to each adviser of which the Director is a member of the Board. To the extent that such Director does not have such access to the affiliated adviser, that Director may be exempt from pre-clearance of transaction after a full examination and written documentation of the findings.

H. Real Estate Investments

No Access Person of the Advisers may purchase or sell a real estate investment property without the pre-approval of their supervisor and the Compliance Department. Access Person wishing to request pre-approval to purchase or sell a real estate investment property must complete an electronic Real Estate Investment Property Approval Request Form within the SunGard PTA system.

Note the following property types are exempt from reporting:

  Single Family Residential property
  Vacation Residential property
  Multi-Family Residential Complex property with less than 20 units (Examples: apartments, condos)
  Farmland property zoned and operated as agricultural that is not adjacent to properties owned, developed or considered to be developed by PrinREI

I. Loan Activity

No Access Person may engage in the financing a sum of money or act as a guarantor, surety or in similar capacity in a Loan transaction for individuals or entities. Personal loans to family are exempt and do not fall under this prohibited activity.

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V. OUTSIDE BUSINESS ACTIVITIES

Access Persons must not undertake other business activities outside of the Advisers which may cause, or appear to cause, conflicts of interest.

All Access Persons are required to obtain pre-approval from their supervisor and the Compliance Department before engaging in any outside business activity or board/committee membership. In addition, any changes or corrections to previously approved outside business activities must be reported promptly, in writing, to the Compliance Department. Certain activities and/or relationships may be perceived as actual or potential conflicts of interests and may require the Advisers to disclose the existence of such conflicts to its clients and/or regulators. The Compliance Department will review the request and determine whether such an activity or relationship may be perceived as a conflict. Officers must also obtain the approval of the PFG Conflicts Committee. Of course, even if the outside activity is approved, it should not interfere with the responsibilities of your current position or utilize company resources. Also, approval to serve on any board does not imply that you are serving at the direction or request of the Advisers, The Principal or an Affiliate.

Access Person wishing to request pre-approval for outside business activities must complete the applicable electronic Outside Business Activities and Officer/Directorship Request Form within the SunGard PTA system.

See APPENDIX A to read the full policy.

VI.	U.S. POLITICAL CONTRIBUTIONS

Applicable to ALL U.S. and Global Access Persons* and PGI Covered Associates.

The Advisers are subject to SEC, state and local laws regulating personal political contributions (“political contribution”) that are in place to inhibit “pay-to-play” practices which occur when government officials1 award contracts to individuals and organizations in exchange for political contributions. Pay-to-play rules are designed to restrict personal political contributions to government officials who are in a position to influence the award of advisory business. Consequences to the Advisers for violation of these laws can be severe, such as not receiving compensation for advisory services from a governmental client (current or prospective) for two years.

Pay-to-play rules are complicated and vary from jurisdiction to jurisdiction. Restrictions and reporting requirements of political contributions depend on the facts of a particular situation and respective jurisdiction and/or client.

Regardless of whether a particular jurisdiction has a pay-to-play law, employees should never provide contributions with the intent to obtain or retain business or to influence any other official action. Rule 206(4)-5 of the Advisers Act and some state and local pay-to-play laws outline a person cannot make a contribution indirectly that is prohibited if made directly. In other words, employees cannot circumvent pay-to-play laws by directing a family member, friend or anyone else to make a political contribution for them.

*Certain PFG Select Employees are not required to preclear under the PGI policy.

1 Government official is any individual that is elected, appointed or hired by a governmental or quasi-governmental entity.

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A. Pre-clearance Approval and Certification Requirements

Pre-clearance and quarterly certification is required within the SunGard PTA system.

1. Pre-clearance

All U.S. and Global Access Persons and PGI Covered Associates must obtain pre-clearance approval before making a personal political contribution2 that includes contributions made by you, your spouse and minor children to a:

State and local candidate
Federal candidate
State and local political party committees
Political Action Committee (PAC)
note PrinPac payroll deduction contributions do not need to be pre-cleared.
PAC Section below for details.)
Nonprofit organizations under internal revenue code 501(c)(4)[3] and 501(c)(6)[3]
from Pre-clearance Requirements:
National political party committees
PrinPac payroll deductions
Nonprofit organizations that do not fall under internal revenue code 501(c)(4) and 501(c)(6)
How to Pre-clear
can submit a pre-clearance request in SunGard PTA by completing the U.S. Political
Pre-clearance Form found under the ‘Disclosure’ tab. Access Persons will be to provide the following information:
Access Person Information
Name of Candidate
Campaign Office Title
Campaign Jurisdiction (State/County/City)
Contribution Description
Contribution Amount
receiving approval of your pre-clearance request thru SunGard PTA, you may proceed your political contribution.

2 Contribution is anything of value given to influence an election, most commonly contributions include deposit of money, gift, subscription, loan, advance or any payments for debts incurred in such an election.

3 These nonprofit organizations are tax-exempt in the United States under the Internal Revenue Code. 501(c)(4) organization types typically include Civic Leagues, Social Welfare Organizations, and Local Associations of Employees. 501(c)(6) organization types typically include Business Leagues, Chambers of Commerce, Real Estate Boards, etc.

16 | Code of Ethics

b. Review of Pre-clearance

Compliance will review all pre-clearance requests submitted subject to the following:

  SEC Pay-to-Play De Minimis Contribution Exception for Covered Associates: $150 or less per election per candidate
  State and Local Municipality Pay-to-Play Rules
  Current governmental client restrictions and/or reporting requirements

2. Certification Acknowledgement

All U.S. and Global Access Persons and PGI Covered Associates will also be required to complete a Quarterly U.S. Political Contribution Certification acknowledging all personal political contributions have been pre-cleared in accordance with this policy.

B. Political Action Committee (PAC)

The SEC and some state and local pay-to-play laws view contributions to certain PACs as an indirect way to circumvent the pay-to-play laws. Therefore, all employees are required to pre-clear contributions to PACs, including PrinPac. However, regular payroll deduct contributions to PrinPac do not need to be pre-cleared in SunGard PTA, as Government Relations which administers PrinPac maintains records of these contributions. There is no further action required of employees. Compliance will work closely with Government Relations to meet client reporting requests, when applicable.

The Principal and the Advisers encourage employees to participate in the political process and support PrinPac.

See APPENDIX B to read the full policy.

VII. BUSINESS GIFTS AND ENTERTAINMENT

Employees of the Advisers are subject to the PFG Travel and Entertainment Policy and the PFG Business Gift and Entertainment Policy, found at http://inside.principal.com/gfr/brc/busprac/statement/gifts.shtm

In addition to the PFG policy, the Advisers more restrictive policy covering business gift and entertainment reporting and pre-approval requirements are as outlined below. Access Persons must report and obtain pre-approval through the SunGard PTA system.

A.	Supplement Policy Concerning Business Gifts and Entertainment
	1.	Definitions
		a.	“Access Person” has the same meaning as described in the Code of Ethics.
		b.	“Employee” means any employee of the Advisers, including Access Persons, Fund Advisory Personnel and Non-Fund Advisory Personnel.
		c.	“CCO” means the Chief Compliance Officer of Principal Global Investors or his/her designee.
		d.	“Code of Ethics” means the Code of Ethics of PGI-PrinREI-PEC, available here: http://inside.theprincipal.net/pgi/compliance/docs/policies/CodeofEthics.pdf

17 | Code of Ethics

	e.	“Fund Advisory Personnel” include investment professionals, research analysts, portfolio managers, traders, and supervisors who are involved in providing services to Mutual Funds.
	f.	“Mutual Funds” refers to U.S. Registered Investment Companies.
	g.	“Non-Fund Advisory Personnel” means an employee who are not Fund Advisory Personnel and or who do not provide services to Mutual Funds.
	h.	“Policy” refers to the PFG Travel and Entertainment Policy and the PFG Business Gift and Entertainment Policy, as applicable.
2.	Receipt of Gifts or Entertainment by Fund Advisory Personnel
	a.	Fund Advisory Personnel may not accept any gifts, meals, entertainment or compensation from anyone or from any source (including, without limitation, broker-dealers and registered representatives of broker-dealers) unless pre-cleared by the CCO.
	b.	Research events and/or Conferences open to the public or large groups of investors that are free or registration fee is paid by the Advisers do not require pre-approval, just reporting. Incidental food and beverage during these settings are permitted so long as they are available to the entire group. The Advisers are responsible for paying any additional expenses.
	c.	Fund Advisory Personnel must report nominal value and logo gifts received.
	d.	This general prohibition is designed to be broad in scope and is intended to cover any form of gift, entertainment or compensation prohibited by Section 17(e)(1) of the Investment Company Act of 1940.
3.	Receipt of Gifts or Entertainment by Non-Fund Advisory Personnel
	a.	Non-Fund Advisory Personnel may accept gifts valued up to $100, (per Non-Fund Advisory Personnel per year aggregated) without seeking pre-approval. Pre- approval of any gift received by the Non-Fund Advisory Personnel exceeding $100 (by itself or, in aggregate per year) is required.
	b.	Non-Fund Advisory Personnel may accept entertainment valued up to $300 per person per day aggregated) without seeking pre-approval. Pre-approval of any entertainment received by the Non-Fund Advisory Personnel exceeding $300 (by itself or, in aggregate per day per person) is required.

B. Compliance with the Policy

Employees must comply with the Policy as described above, plus any additional standards applicable to your position.

1.	For example:
	a.	Investment Advisers Act of 1940, FINRA rules and the CFA Institute Code, among others, may apply, as well as the Policy.
	b.	Employees who are registered representatives with Princor Financial Services Corporation (or other affiliated broker-dealers) are subject to its broker-dealer policies.
2.	You are expected to know and follow all applicable standards, such as any special dollar
	limits,	recordkeeping and reporting requirements.

18 | Code of Ethics

3.	If there are different limits between policies, the stricter standard applies.
4.	Your supervisor would be your first point of contact prior to submitting a pre-approval request to the CCO.

C. Reporting and Pre-Approval Procedures

Access Persons, Fund Advisory Personnel, Non-Fund Advisory Personnel and Employees who are required to report or obtain pre-approval can complete an electronic Business Gift and Entertainment Forms within the SunGard PTA system. If the Business Gift is under the pre-approval requirement limit, the form will be reported, however there will be no approval/denial analysis. Business gift and entertainment request forms over the pre-approval requirement limit will be pended for approval/denial analysis.

BUSINESS GIFTS
Per Business Associate per calendar year aggregated.
All business gifts are required to be reported in the SunGard PTA system.
REPORTABLE: ALL Business Gifts given or received valued at $0–100.
PRE-APPROVAL REQUIRED: Business Gifts given or received valued over $100.
BUSINESS ENTERTAINMENT/MEALS
Per Business Associate per day aggregated.
All business entertainment, including meals, is required to be reported in the SunGard PTA system paid for with The Principal credit card and captured within the PFG Expense System
REPORTABLE: All Business Entertainment as a guest must be reported in SunGard PTA.
REPORTABLE: All Business Entertainment as a host which is not paid by The Principal credit card must be reported in SunGard PTA. PFG Expense system must include an accurate attendee list.
PRE-APPROVAL REQUIRED: Business Entertainment as host or guest valued greater than $300.
FUND ADVISORY PERSONNEL
PRE-APPROVAL REQUIRED: Fund Advisory Personnel may not accept any gifts, meals, entertainment or compensation from anyone or from any source (including, without limitation, broker-dealers and registered representatives of broker-dealers) unless pre- approved by the CCO.
REPORTABLE: Fund Advisory Personnel must report nominal value and logo gifts received.
Exceptions

The CCO in their sole discretion may, on a case by case basis, approve exceptions to any prohibited activity described in this Policy if the CCO determines that, under the facts and circumstances, the proposed activity is consistent with applicable laws, rules and regulatory interpretations, this Code of Ethics and the Advisers ethical standards.

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VIII. BRIBERY AND CORRUPTION POLICY

Employees of the Advisers are subject to the PFG Bribery and Corruption Policy within the Corporate Code of Business Conduct & Ethics compliance program, found at http://inside.principal.com/gfr/brc/toolkit/briberycorruptionpolicy.pdf.

The Advisers will not seek to influence others, either directly or indirectly, by paying or receiving bribes or kickbacks, or by any other means that is unethical or that will harm our reputation for honesty and integrity. Such behavior is unacceptable in all global locations in which we conduct business, whether we are dealing with public officials, other corporations, or private individuals.

These practices are not only against our company values; they are illegal and can expose both the employee and company to fines and other penalties, including imprisonment.

The Advisers will not tolerate employees or representatives who achieve results at the cost of violating the law or acting dishonestly. Employees and representatives of the Advisers are expected to decline any opportunity which would place our ethical principles and reputation at risk. If you have any questions concerning the PFG Bribery and Corruption Policy, please contact the Compliance Department.

IX.	REPORTING REQUIREMENTS
	A.	Initial and Annual Certification of Compliance
	The	Chief Compliance Officer (or their designee) shall ensure that each Access Person receives a copy of
	this	Code, any material amendment thereto and an acknowledgement of receipt to be returned to the
	Compliance	Department. The Code is also available to all Access Persons on The Principal intranet site.
	All	Access Persons will be required initially upon their appointment as an Access Person and annually
	thereafter	to acknowledge and certify that they have read and understand the Code and the Insider
	Trading	Policy (“Policy”) and its applicability to them, that they have complied with the requirements of
	the	Code and Policy, and that they have disclosed or reported all personal Securities transactions and/or
	Covered	Accounts as required by the Code.
	B.	Initial Holdings and Broker Account Reporting
	All	Access Persons must, within 10-calendar days of the date of their hire or appointment as an Access
	Person,	furnish the Compliance Department an Initial Holdings Report current as of a date no more than
	45-calendar	days prior to the date the person becomes an Access Person containing the following
	information:	(i) the name, type, number of shares, exchange ticker or CUSIP number, and principal
	amount	of each Security in which the Access Person had any direct or indirect Beneficial Ownership at
	the	time the report was prepared; (ii) the name and address of the broker, dealer, bank or firm at which
	the	Access Person maintains any Covered Account during the period covered in which securities were
	held	for the direct or indirect benefit of the Access Person; (iii) the account number of any account
	described	above; and (iv) the date the report was prepared.

20 | Code of Ethics

C. Quarterly Transactions Reporting

Access Persons shall file a report with the Compliance Department listing all of their personal Securities transactions (except Exempted Transactions) during the previous calendar quarter in any Security (except Exempted Securities) in which such person has acquired any direct or indirect Beneficial Ownership.

The report shall contain the following information:

  The date of the transaction(s), the title, exchange ticker or cusip number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Security involved;
  The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);
  The price at which the transaction was effected;
  The name of the broker, dealer, or bank with or through which the transaction was effected; and
  The date the report is submitted by the Access Person.

Access Persons will be required on a quarterly basis within 30-calendar days of the request to certify that their transactions are complete and accurate in the SunGard PTA system.

D. Annual Holdings and Broker Account Reporting

Access Persons must submit an Annual Holdings Report to the Compliance Department using a statement or report that is dated no more than 45-calendar days prior to the date the report is submitted, containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security (except Exempted Securities) in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, bank or firm at which the Access Person maintained any Covered Account during the period covered in which Securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

Access Persons will be required on an annual basis within 30-calendar days of the request to certify that their holdings are complete and accurate in the SunGard PTA system.

X. ADMINISTRATION AND SANCTIONS

The Global Chief Compliance Officer (or their designee) shall have the authority to interpret the Code and grant exceptions to the Code when appropriate, such as a hardship or exigent circumstances that warrant an exception. However, exceptions will be granted only on a rare occasion. When exceptions are granted the Global Chief Compliance Officer (or their designee) shall make a record and explain in writing the reasons and parameters of such exceptions.

The Global Chief Compliance Officer (or their designee) shall maintain a system for the regular review of all reports of personal securities transactions and holdings filed under this Code.

21 | Code of Ethics

Upon discovering a violation of this Code, the Global Chief Compliance Officer (or their designee) of the Advisers shall work with Access Persons supervisor to impose such sanctions as determined appropriate. Sanctions may include a verbal warning notification, letter of warning, suspension of personal Securities transactions, and other sanctions up to and including suspension or termination of employment.

Annually, those individuals charged with the responsibility for monitoring compliance with this Code shall prepare a written report to the Board of Directors of the Advisers that, at a minimum, will include:

  A certification that the Advisers has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;
  Identification of material violations and sanctions imposed in response to those violations during the past year;
  A description of issues that arose during the previous year under the Code; and
  Recommendations, if any, as to changes in existing restrictions or procedures based upon experience with this Code, evolving industry practices and changes and developments in applicable laws or regulations.

COMPLIANCE CONTACTS

Niki Rathert
515-362-1412
Rathert.Niki@principal.com

Janeen Pearson
515-247-5597
Pearson.Janeen@principal.com

Diane Cortese
515-235-1981
Cortese.Diane@principal.com

Drew Donohue
212-603-3659
Donohue.Andrew@principal.com

Global Chief Compliance Officer
Jeffrey Hiller
515-235-5737
Hiller.Jeffrey@principal.com

Contact your local Compliance Department
Ex-U.S. Compliance Officers

22 | Code of Ethics

OUTSIDE BUSINESS ACTIVITIES
AND
SERVICE AS A DIRECTOR OR BOARD MEMBER
POLICY

Advisers’ Access Persons are expected to act in the best interests of the firm and refrain from being placed in a position that could result in the appearance of a conflict between your personal interests and the interests of the Principal Financial Group, which includes any subsidiary or affiliate company of the Principal Financial Group (“PFG or The Principal”). Access Persons are to avoid even the appearance that a personal or professional relationship, gift or favor could affect sound business judgment or could reflect poorly on the image of PFG. In addition to the information contained in this policy, each Access Person is also bound by the overall guidelines and policies which include, but are not limited to the PFG Corporate Ethics and Compliance – Conflicts of Interest, PFG Corporate Code of Business Conduct and Ethics, PFG Corporate Intranet page, the Advisers Compliance Manual and any internal boutique policies.

Pre-Approval

All Access Persons are required to obtain pre-approval from their manager and the Advisers Compliance Department before engaging in any outside business activity or board/committee membership. In addition, any changes or corrections to previously approved outside business activities must be reported promptly, in writing, to the Compliance Department. Certain activities and/or relationships may be perceived as actual or potential conflicts of interests and may require the Advisers to disclose the existence of such conflicts to its clients and/or regulators. Compliance will review the request and determine whether such an activity or relationship may be perceived as a conflict. Officers must also obtain the approval of the PFG Conflicts Committee. Of course, even if the outside activity is approved, it should not interfere with the responsibilities of your current position or utilize company resources. Also, approval to serve on any board does not imply that you are serving at the direction or request of the Advisers, The Principal or an Affiliate.

Conflicts

Although it is impossible to anticipate all of the circumstances and conditions that might involve a conflict of interest, following are some activities that are not allowable, or require careful consideration.

The following activities involving customers, suppliers, competitors or business associates suggest the appearance of a conflict of interest. The best policy is to avoid any direct or indirect business connection with our customers, suppliers, competitors, or business associates except on our behalf.

No Access Person may borrow money from or act as a guarantor, co-signer, surety or in similar capacity for customers, suppliers, vendors, potential clients, suppliers or vendors, or others in similar situations
Accepting outside employment or compensation from an entity other than the Advisers, The Principal or an Affiliate
Serving on any board of directors
Public
Private
Non-profit

23 | Code of Ethics

  Providing consulting services
  Owning or holding a material interest in an outside entity
  Being personally involved in any significant business transaction in which the firm is also involved. Transactions with the firm which involve family members and other close personal relationships can also raise questions.
  Accepting gifts or favors, beyond modest entertainment and promotional gifts of nominal value, offered because of services performed on behalf of the company, your business position, or a business relationship the firm has or is being proposed with other entities. For more information on this topic, refer to the Gifts and Entertainment topic section.
  Conducting your own business that competes with the Advisers, The Principal products/services either directly or indirectly is a conflict of interest and is not allowed.
  Using your Advisers’, The Principal or Affiliate position, knowledge or relationships to secure private financial gain or personal advantage is strictly prohibited.

The following activities suggest a conflict of interest:

  Serving as an expert witness or making public appearances in subject areas of The Principal or Affiliate businesses.
  Diverting business from the Advisers, The Principal or Affiliates.
  Accepting compensation, commissions, fees or profit from a source outside the Advisers, The Principal or Affiliates in connection with any transaction, either actual or proposed, with which the Advisers, The Principal or an Affiliate is either directly or indirectly involved.
  Accepting compensation, commissions, fees or profit from a source outside the Advisers, The Principal or an Affiliate, either actual or proposed.
  Even without compensation, providing non-public information, such as in an industry advisory board or to family members or other associates is prohibited.
  Employees using their business relationships or other connections for personal gain.
  Publishing written materials (such as books and articles).

Other Potential Conflicts

Participation in outside activities involves responsibilities and risks of which you need to be aware. For example, acting as a director of an entity, or fiduciary or trustee for any individual or entity, except for appointments by family members and close, non-business personal friends, can be of concern. In addition to receiving the appropriate pre-approval, caution should be exercised before accepting any such outside role.

Additional questions to consider are:

  Is the outside entity a potential customer, service provider, vendor or business associate?
  Will the outside role, such as serving on a board, require you to make decisions or vote on products/services that are offered by the Advisors, The Principal or any Affiliate? If so, you must disclose your association with The Principal to the outside entity, ensure that the disclosure is documented and not participate in discussions or vote on matters involving the Advisers, The Principal or Affiliate products and services.

24 | Code of Ethics

Pre-Approval Process for Disclosure

Access Persons are required to complete the applicable Outside Business Activities and Officer/Directorship Form within SunGard PTA found under “Available Disclosures” section for each activity they wish disclose and receive pre-approval to participate.

25 | Code of Ethics

U.S. POLITICAL CONTRIBUTION POLICY

The Advisers are subject to SEC, state and local laws regulating personal political contributions (“political contribution”) that are in place to inhibit “pay-to-play” practices which occur when government officials1 award contracts to individuals and organizations in exchange for political contributions. Pay-to-play rules are designed to restrict personal political campaign contributions to government officials who are in a position to influence the award of advisory business. Consequences to the Advisers for violation of these laws can be severe, such as not receiving compensation for advisory services from a governmental client (current or prospective) for two years.

Pay-to-play rules are complicated and vary from jurisdiction to jurisdiction. Restrictions and reporting requirements of political contributions depend on the facts of a particular situation and respective jurisdiction and/or client.

Rule 206(4)-5 of the Advisers Act contains several prohibitions and the Advisers would like to highlight the following notable provisions:

• Two year “Time-Out” of Adviser Compensation

Advisers cannot be compensated for advisory services provided to a governmental client (current or prospective) following a prohibited political contribution to a governmental official or candidate.

• Two year “Look-back” Period for Covered Associates

Advisers must look-back in time to determine whether a Covered Associate has made a triggering prohibited political contribution within the previous two years for Covered Associates who solicit clients, and six months for new Covered Associates who do not solicit clients.

• Ban on “Bundling”

Advisers and Covered Associates are prohibited from bundling – i.e. soliciting from a person or PAC contributions to officials of governmental entities to which the Advisers seeks to provide investment advisory services.

• Ban on Third-Party Solicitors

Advisers are prohibited from using third-party placement agents and solicitors who are not themselves “regulated persons” subject to pay-to-play restrictions on political contributions.

Regardless of whether a particular jurisdiction has a pay-to-play law, employees should never provide contributions with the intent to obtain or retain business or to influence any other official action. Rule 206(4)-5 of the Advisers Act and some state and local pay-to-play laws outline a person cannot make a contribution indirectly that is prohibited if made directly. In other words, employees cannot circumvent pay-to-play laws by directing a family member, friend or anyone else to make a political contribution for them.

1 Government official is any individual that is elected, appointed or hired by a governmental or quasi-governmental entity.

26 | Code of Ethics

A.	U.S. Political Contributions
	1.	Covered Associates per SEC Pay-to-Play
	The	SEC pay-to-play contribution restrictions specifically apply to employees of an investment
	adviser	that are deemed to be a Covered Associate. Covered Associate is defined as executive
	officers	and employees who solicit[2] government entities for the investment adviser, along with
	those	who directly or indirectly supervise such employees.
	Covered	Associates will be notified by Compliance of their status as a Covered Associate.
	Compliance	will maintain a list of the Covered Associates as required, coordinate with HR to have
	Covered	Associate job codes identified and future applicants (external and internal) will be
	vetted	during the hiring process.
	It	is important to note the two year look-back period is effective March 14, 2011 going forward.
	The	Advisers must look-back in time to determine whether a Covered Associate has made a
	triggering	prohibited contribution within the previous two years for new Covered Associates
	who	solicit clients, and six months for new Covered Associates who do not solicit clients. This
	provision	applies to all current employees who are promoted or transferred to a Covered
	Associate	position and external job applicants hired into Covered Associate position.
	Non-Covered	Associates political contributions do not fall under the SEC pay-to-play restrictions,
	however	they may be subject to state and local pay-to-play laws and client disclosure requirements.
	Check	Writing Guidance: It is advised if you maintain a joint checking account, to request your
	name	be crossed-out on any political contribution check issued that is not from you. By
	crossing-out	your name on the check, it will document the political contribution is from the non-
	PGI	employee on the joint checking account.
	2.	Pre-clearance Approval and Certification Requirements
	Pre-clearance	and quarterly certification is required within the SunGard PTA system.

a. Pre-clearance
All U.S. and Global Access Persons* and identified PGI Covered Associates must obtain pre-

clearance approval before making a personal political contribution3 that includes contributions made by you, your spouse and minor children to a:

  State and local candidate
  Federal candidate
  State and local political parties committees

2 Solicit means with respect to investment advisory services, to communicate, directly or indirectly, for the purposes of obtaining or retaining a client for, or referring a client to, an investment adviser.

3 Contribution is anything of value given to influence an election, most commonly contributions include deposit of money, gift, subscription, loan, advance or any payments for debts incurred in such an election.

*Certain PFG Select Employees are not required to preclear under the Advisers policy.

27 | Code of Ethics

  Political Action Committee (PAC)
  (Please note PrinPac payroll deduction contributions do not need to be pre-cleared. See PAC section below for details)
  Nonprofit organizations under internal revenue code 501(c)(4)4 and 501(c)(6)4

Exempt from Pre-clearance Requirements:

  National political party committees
  PrinPac payroll deductions
  Nonprofit organizations that do not fall under internal revenue code 501(c)(4) and 501(c)(6)
  How to Pre-clear
  S. and Global Access Persons and PGI Covered Associates can submit a pre-clearance request in SunGard PTA by completing the U.S. Political Contribution Pre-clearance Form found under the ‘Disclosure’ tab. Access Persons will be required to provide the following information:

  Access Person Information
  Name of Candidate
  Campaign Office Title
  Campaign Jurisdiction (State/County/City)
  Contribution Description
  Contribution Amount

Upon receiving approval of your pre-clearance request thru SunGard PTA, you may proceed with your political contribution.

c. Review of Pre-clearance

Compliance will review all pre-clearance requests submitted subject to the following:

  SEC Pay-to-Play De Minimis Contribution Exception for Covered Associates: $150 or less per election per candidate
  State and Local Municipality Pay-to-Play Rules
  Current governmental client restrictions and/or reporting requirements

d. Certification Acknowledgement

All U.S. and Global Access Persons will also be required to complete a Quarterly U.S. Political Contribution Certification acknowledging all personal political campaign contributions have been pre-cleared in accordance with this policy.

4 These nonprofit organizations are tax-exempt in the United States under the Internal Revenue Code. 501(c)(4) organization types typically include Civic Leagues, Social Welfare Organizations, and Local Associations of Employees. 501(c)(6) organization types typically include Business Leagues, Chambers of Commerce, Real Estate Boards, etc.

28 | Code of Ethics

B. Political Action Committee (PAC)

The SEC and some state and local pay-to-play laws view contributions to certain PACs as an indirect way to circumvent the pay-to-play laws. Therefore, all employees are required to pre-clear contributions to PACs, including PrinPac. However, regular payroll deduct contributions to PrinPac do not need to be pre-cleared in SunGard PTA, as Government Relations which administers PrinPac maintains records of these contributions. There is no further action required of employees. Compliance will work closely with Government Relations to meet client reporting requests, when applicable. The Principal and the Advisers encourage employees to participate in the political process and support PrinPac.

C. Third-Party Placement Agents and Solicitors

Investment advisers and its Covered Associates are prohibited from paying a third-party solicitor or placement agent to solicit business for the investment adviser from any government entity unless such third-party solicitor or placement agent is a SEC registered investment adviser or a registered broker-dealer subject to pay-to-play restrictions. Third-party placement agents and solicitors must be pre-approved by Compliance prior to entering into an agreement.

D. Government Client List Record Keeping

The Advisers are required to record keep all governmental entity clients as part of the books and records requirements of the SEC Pay-to-Play Rule. Below are the various government entities that must be identified and record keep. Please notify the Compliance Department should you be involved in solicitation of a government entity that may not be readily identified within our contact management system or RFP processing.

(1)	An adviser must make and keep a list of all the government entities to which the adviser has advisory services in the past five years effective March 14, 2011;
(2)	Each government entity that invests in a Covered Investment Pool where the account of such entity can reasonably be identified as being held in the name of or for the benefit of government entity on the records of the Covered Investment Pool or its transfer agent;
(3)	Each government entity whose account was identified as that of a government entity – at or around time of the initial investment – to the adviser or one of its client servicing employees, regulated or covered associates;
(4)	Each government entity that sponsors or establishes a 529 Plan and has selected a specific Covered
Pool as an option to be offered by such 529 Plan; and
(5)	Each government entity that has been solicited to invest in a Covered Investment Pool either (i) by a associate or regulated person of the adviser; or (ii) by an intermediary or affiliate of the
Investment Pool if a covered associate, regulated person, or client servicing employee of adviser participated in or was involved in such solicitation, regardless of which such government invested in the Covered Investment Pool.
Advisers staff must notify the Compliance Department should you be involved and/or participating in meetings with PMC/RIS for their fund/pension sales with government entities.

In addition to the Advisers’ Political Campaign Contribution policy provided above, all employees are also subject to the PFG Political Activity and Government Relations Policy which can be found on Inside The Principal. Employees maintaining dual roles with other PFG business units will need to follow the employee’s primary business unit Political Contributions policy and procedures. Dual reporting will not be required.

29 | Code of Ethics